As filed with the Securities and Exchange Commission on July 29, 2005
                                                      Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ---------

                                 RADVISION LTD.
             (Exact name of registrant as specified in its charter)

             Israel                                     None
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

               24 Raul Wallenberg Street, Tel Aviv, 69719, Israel
               (Address of Principal Executive Offices) (Zip Code)

                                 RADVISION LTD.
                         2000 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)
                                    ---------

                                 RADVision, Inc.
                            Attn: Kristine Koptchev
                         266 Harristown Road, Suite 201
                           Glen Rock, New Jersey 07450
                     (Name and address of agent for service)

                                 (201) 689-6300
          (Telephone number, including area code, of agent for service)

                                   Copies to:

     Steven J. Glusband, Esq.                 Arnold Taragin, Esq., Adv.
   Carter Ledyard & Milburn LLP       Corporate Vice President & General Counsel
          2 Wall Street                             RADVision Ltd.
     New York, New York 10005                 24 Raul Wallenberg Street,
        (212) 732-3200                          Tel Aviv, 69719, Israel
                                                  (972)-(3)-767-9344


                                    ---------

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        Proposed maximum                                  Amount of
   Title of securities to be        Amount to be       offering price per        Proposed maximum      registration fee
          registered                 registered             share (1)        aggregate offering price        (2)
-------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, par value
NIS 0.1 per share.........         820,537 shares            $12.39              $10,166,453.43           $1,196.59
-------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($12.61 and $12.16) of an Ordinary Share as quoted on the Nasdaq National Market System on July 26, 2005. In the case of shares purchasable upon exercise of outstanding options, such assumed offering price is the exercise price provided for in the relevant option.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by .0001177

                           ---------------------------

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

                                EXPLANATORY NOTE
                                ----------------

         The purpose of this Registration Statement on Form S-8 is to register an additional 820,537 Ordinary Shares for issuance under the Registrant's 2000 Employee Stock Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-66250) filed with the Securities and Exchange Commission (the "Commission") on July 30, 2001, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.



Item 8. EXHIBITS.

      Exhibit No.
      -----------

         4.1      Memorandum of Association (1)

         4.2      Articles of Association, as amended (1)

         4.3      Radvision Ltd. 2000 Employee Stock Option Plan (2)

         5        Opinion of Arnold Taragin, Esq., Adv.

         23.1     Consent of Arnold Taragin, Esq., Adv. (included in
                  Exhibit (5).)

         23.2 Consent of Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global

         24       Power of Attorney (see Page 5)

         ----------------------------------------

         (1) Filed as Exhibit 3.1 to the Registrant's registration statement on Form F-1 Registration Number 333-30916, and incorporated herein by reference.

         (2) Filed as Exhibit 10.1 to the Registrant's registration statement on Form 10-K for the fiscal year ended December 31, 2001, and incorporated herein by reference.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on July 25, 2005.

                                            RADVISION LTD.

                                            By:/s/Gad Tamari
                                               -------------
                                                Gad Tamari
                                                Chief Executive Officer

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gad Tamari and Tsipi Kagan, and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of RADVision Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 25, 2005, by the following persons in the capacities indicated.

   Signature                    Title
   ---------                    -----

   /s/Zohar Zisapel
   ----------------
   Zohar Zisapel                Chairman of the Board of Directors

   /s/Gad Tamari
   -------------
   Gad Tamari                   Chief Executive Officer, President and Director

   /s/Tsipi Kagan
   --------------
   Tsipi Kagan                  Chief Financial Officer

   /s/Joseph Atsmon
   ----------------
   Joseph Atsmon                Director

   /s/Efraim Wachtel
   -----------------
   Efraim Wachtel               Director

   /s/Andreas Mattes
   -----------------
   Andreas Mattes               Director

   /s/Liora Katzenstein
   --------------------
   Liora Katzenstein            Director

   RADVision Inc.

   By: Kristine Koptchev        Authorized Representative in the United States
      ------------------
   Kristine Koptchev




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